                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                    Peoples Bancorp of North Carolina, Inc.
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

                                Peoples Bancorp
                            OF NORTH CAROLINA, INC.

                            Newton, North Carolina

--------------------------------------------------------------------------------
                               1999 Annual Report
--------------------------------------------------------------------------------

                    Leading our communities into the future

                                    [LOGO]

     In August of 1999, Peoples Bancorp of North Carolina, Inc. was formed as a bank holding company for Peoples Bank and its subsidiaries. In forming the Company, our shareholders insured that we would be equipped with the necessary tools to transport Peoples Bancorp into the twenty-first century.

              [LOGO OF PEOPLES BANCORP OF NORTH CAROLINA INC. NC]

--------------------------------------------------------------------------------
Peoples Bancorp 1999 Annual Report
--------------------------------------------------------------------------------

The Corporate Mission of Peoples Bank, a wholly owned subsidiary of Peoples Bancorp of North Carolina, Inc., is to be the best independent community bank in its service area wherein:

1.   Shareholders are assured a fair return on their investment.

2.   Employees are well trained and fairly compensated.

3. Competitive products and services are efficiently delivered to meet the needs of the communities it serves.

4.   The community is diligently served with integrity and pride.

Annual Meeting
     The Annual Meeting of Shareholders of Peoples Bancorp will be held at 11:00 am, on Thursday, May 4, 2000, at the Newton-Conover Civic and Performance Place, 60 West 6th Street, Newton, North Carolina.

Shareholders' Luncheon
     Shareholders in attendance at the Annual Meeting are cordially invited to remain for a luncheon to be served immediately upon adjournment.

Common Stock
     Peoples Bancorp common stock is traded on the over-the-counter (OTC) market and quoted in the NASDAQ (National Association of Securities Dealers Automated Quotations) National Market System, where our symbol is PEBK. Price and volume information is contained in the Wall Street Journal and most major daily newspapers in the "Over-the-Counter Markets" section under the National Market System listing. Peoples Bancorp stock is marketed locally by IJL/Wachovia and Scott & Stringfellow, Inc.

                         [LOGO OF PEBK NASDAQ LISTED]

     Shareholders of Peoples Bancorp are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore. Such dividend payments are declared based upon the guidelines of North Carolina and federal law.

     As of March 1, 2000, the Company had 623 shareholders of record, not including the number of persons or entities whose stock is held in nominee or street name through various brokerage firms or banks.

Corporate Office
  Peoples Bancorp of North Carolina, Inc.
  218 South Main Avenue
  P.O. Box 467
  Newton, NC 28658
  828/464-5620

Stock Transfer Agent and Registrar
  Registrar and Transfer Company
  10 Commerce Drive
  Cranford, NJ 07016-3572

Independent Auditors
  Porter Keadle Moore, LLP
  Suite 1800 . 235 Peachtree Street, NE
  Atlanta, GA 30303

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------

Contents

        Message from the President                                         4
        ------------------------------------------------------------------------

        Financial Highlights                                               7
        ------------------------------------------------------------------------

        Selected Financial Data                                            8
        ------------------------------------------------------------------------

        Leading Our Communities into the Future                            9
        ------------------------------------------------------------------------

        Independent Auditors' Report                                       15
        ------------------------------------------------------------------------

        Consolidated Balance Sheets                                        16
        ------------------------------------------------------------------------

        Consolidated Statements of Earnings                                17
        ------------------------------------------------------------------------

        Peoples Bancorp Board of Directors and Officers                    18
        ------------------------------------------------------------------------

        Peoples Bank Board of Directors and Officers                       19
        ------------------------------------------------------------------------

        Peoples Bank Subsidiaries' Boards of Directors and Officers        20
        ------------------------------------------------------------------------

Pictured on the cover are the Officers of Peoples Bancorp of North Carolina, Inc. From left to right: N. Michael Hamra, Vice President - Risk Management Services and Assistant Corporate Secretary; Krissy O. Price, Assistant Vice President and Assistant Corporate Secretary; George S. Earp, Vice President and Assistant Treasurer; Joseph F. Beaman, Jr., Executive Vice President, Chief
Financial Officer, Corporate Secretary and Treasurer; and Tony W. Wolfe, President and Chief Executive Officer

--------------------------------------------------------------------------------
Message from the President
--------------------------------------------------------------------------------

     Peoples Bancorp completed its most successful year to date in our 87 years of operation during 1999. Net income increased 13% to $4.5 million for 1999, as compared to $4.0 million for the prior year. These results translated to $1.55 basic earnings per share versus $1.44 basic earnings per share, respectively. Total assets amounted to $432.4 million at December 31, 1999, up 8% from $402.3 million one year ago. These financial results produced a return on average assets of 1.09% for fiscal year 1999 as compared to a return on average assets of 1.08% for the previous year.

     Our market area continues to benefit from a vibrant, healthy economy despite recent upward adjustments to the prime lending rate. Total loans increased 12% during the year to $339.2 million at December 31, 1999 as compared to $301.6 million at the end of 1998. The Bank's ratio of non-performing assets to total assets reflected improvement during 1999 and equated to 1.05%, while net charge-offs were .19% of total loans outstanding at December 31, 1999. The allowance for loan losses as a percentage of total loans outstanding was 1.16% and 1.37% as of December 31, 1999 and 1998, respectively. The decline of 21 basis points in the allowance for loan loss reserve as a percentage of total loans reflects improved asset quality based upon positive activity associated with loan relationships which had previously been adversely classified. Loan losses were $3.9 million and $4.1 million, as of December 31, 1999 and 1998, respectively.

     Several new deposit options were offered during 1999, which enabled the Bank's deposit portfolio to increase 8% to $376.6 million at December 31, 1999. Total deposits amounted to $350.1 million at December 31, 1998.

     Net interest income, defined as total interest income less total interest expense, increased 19% from $14.7 million for 1998 to $17.5 million for the year ended December 31, 1999. It is also important to note that the Bank's targeted net interest margin of 4.47% for 1999 was exceeded by 6 basis points, reflecting 4.54% for the year ended December 31, 1999. The Bank's net interest margin for the year ended December 31, 1998 was 4.30%.

     Non-interest income declined by approximately 7% during 1999 and amounted to $3.4 million, largely attributable to rising interest rates which limited growth in mortgage banking income. Non-interest expense increased 15% to $13.8 million during 1999 and was comparable to peer banks when comparing non-interest expense as a percentage of total assets.

     Shareholders of Peoples Bancorp were recipients of a 3 for 2 stock split which was issued in the form of a fifty percent stock dividend last spring. After accounting for the split, the Board of Directors voted to increase quarterly cash dividends by one cent per share throughout the year. Quarterly cash dividends were paid at the rate of ten cents per share during 1999, totaling $1.1 million, reflecting an increase of 19% over $907,000 paid to shareholders in 1998. Book value per share increased 6% to $12.99 at December 31, 1999, as compared to $12.28 at December 31, 1998.

     Despite the record earnings growth and commendable balance sheet growth that Peoples Bancorp has recently experienced, we have been disappointed that this performance has not translated appropriately into the market value of our stock in recent months as determined by the marketplace. At present the banking industry in general is deemed to be out of favor with investors. An article in one of our bank periodicals stated that stock prices for most North Carolina banks, both large and small,

                                    [GRAPH]

                                  Net Earnings
                                ($ in Millions)

                              1995           1,734
                              1996           2,025
                              1997           2,406
                              1998           4,009
                              1999           4,542


                                    [GRAPH]

                              Net Interest Income
                                ($ in Millions)

                               1995          9,380
                               1996         10,370
                               1997         12,604
                               1998         14,675
                               1999         17,512
hit 52-week lows in mid-February.

                                    [GRAPH]

                               Earnings Per Share
                                  (in Dollars)

                               1995           0.68
                               1996           0.79
                               1997           0.94
                               1998           1.44
                               1999           1.55


                                    [GRAPH]

                              Cash Dividends Paid
                               ($ in Thousands)

                                   1995     670
                                   1996     743
                                   1997     798
                                   1998     907
                                   1999   1,083


     The conversion to a bank holding company structure during 1999 was determined to be in the best interest of the Bank and its shareholders. While no specific opportunities have been identified by the Board, it is hoped that the formation of Peoples Bancorp of North Carolina, Inc. will facilitate additional opportunities for growth through the establishment of bank or non-bank subsidiaries or through acquisitions. Peoples Bank's shareholders approved the holding company reorganization at the Bank's annual meeting held in May, 1999. Regulatory approval was subsequently received on July 22, and the holding company conversion was successfully completed on August 31, 1999. As a result of the conversion, each share of Peoples Bank common stock was automatically converted into one share of Peoples Bancorp stock. Peoples Bancorp's common stock has continued to be traded on the Nasdaq National Market System under the symbol: "PEBK". We look forward to the additional flexibility provided by the bank holding company form of organization which will be instrumental in assisting us in meeting future needs and opportunities of our shareholders and customers.

     We continue to expand our physical plant facilities throughout our market area and in neighboring communities. Our new office in Catawba, where Peoples Bank was founded in 1912, opened at 106 North Main Street in May following a fire which destroyed our former office in 1997.

     Our new Loan Production Office opened in downtown Lincolnton, North Carolina, on March 1, 2000, and we have recently received approval from regulatory authorities to establish a full-service branch to be located at 1910 East Main Street, Lincolnton. The site is located on Highways 150 and 27 at its intersection with the new U.S. Highway 321. We are excited at the potential which exists for new customer relationships in this new market.

     Real estate has recently been purchased on Catawba Valley Boulevard in southeast Hickory upon which we eventually plan to build a new full service branch. Until that time an ATM will be installed on the site to establish our presence. Commercial and residential construction has been very strong in this area, so we are proud to be in partnership with neighborhood citizens and businesses.

     Plans are currently underway to construct a permanent building

                                    [PHOTO]

pictured from left: Robert C. Abernethy, Chairman of the Board of Peoples Bancorp of North Carolina, Inc. and Peoples Bank; with Tony W. Wolfe, President and Chief Executive Officer of Peoples Bancorp of North Carolina, Inc. and Peoples Bank on our existing branch site at Triangle Crossing. We have been operating from this site in a temporary modular building since opening in late 1997. We anticipate completion of this project in the fourth quarter of this year.

     Needless to say, the physical growth as discussed in the preceding paragraphs has brought along with it the need for expansion of our support services. The purchase of the Newton Crossroads Shopping Center, located at the intersection of U.S. Highway 321 and N.C. Highway 10, will allow for the consolidation of five other buildings into one central processing center. To be known as the Peoples Bank Corporate Center, the building contains approximately 40,000 square feet and will offer enhanced operating efficiencies as the Company continues to grow. Space will also be allocated for a commercial loan platform and access to non-traditional deposit products offered through the Bank's wholly-owned subsidiary, Peoples Investment Services, Inc.

     As a means of closure to all the publicity surrounding year 2000 processing, I am especially pleased to report that all of the time and energy invested in the Y2K project provided a successful transition into the new century. Efforts began in 1997 in preparation for this event, and I wish to thank our employees for managing the extra demands placed upon them during this time while continuing to carry out their daily duties in an exemplary manner.

     I continue to be grateful for the dedication and commitment demonstrated by our directors, officers, and employees toward the ideals of effective community banking. We remain focused on implementing products, policies, and procedures which offer maximum benefit to our customers and produce acceptable efficiencies in the delivery process. Customers often tell us that they experience a different attitude as they interact with our employees who "go the extra mile" in delivering quality service that is appreciated in our marketplace. It is evident that our employees take a genuine interest in our customers and items of importance in their lives. While this is gratifying to hear, we know that this competitive edge requires constant attention, especially in view of upcoming delivery channels via such choices as the Internet and e-commerce. You can be assured that Peoples Bancorp and its subsidiaries are investigating alternative methods of access to financial services wherein we can combine unparalleled excellence in personalized customer service with the advantages of enhanced technology.

     We look forward to the opportunities which are ahead of us as we begin a new century of service. As you can tell from reading this report, our agenda is full in terms of positioning ourselves for future growth. I wish to express appreciation to shareholders, directors, employees, and those who have made Peoples Bank their bank of choice - our customers - for your continued loyalty and support. As we enter our 88th year of operation, we pledge to rededicate ourselves to the principles upon which our organization was founded. We welcome the opportunity to expand existing relationships or establish new ones as we reinvest in the communities we serve. Your referrals and suggestions are always welcomed and appreciated.

Sincerely,

/s/ Tony W. Wolfe
Tony W. Wolfe
President and Chief Executive Officer

                                    [PHOTO]

pictured from left: Lance A. Sellers, Executive Vice President - Credit Administration, Mortgage Lending and Commercial Banking; Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President and Chief Financial Officer; William D. Cable, Senior Vice President - Information Services; and Clifton A. Wike, Senior Vice President - Lending

--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------
Dollars in Thousands Except Per Share Amounts

-------------------------------------------------------------------------------------------
                                                         1999        1998          Change
                                                   ----------------------------------------

  Interest income                                        $ 32,302    $ 29,215          11%
-------------------------------------------------------------------------------------------
  Interest expense                                         14,790      14,540           2%
-------------------------------------------------------------------------------------------
  Net interest income                                      17,512      14,675          19%
-------------------------------------------------------------------------------------------
  Provision for loan losses                                   425         445          -5%
-------------------------------------------------------------------------------------------
  Non-interest income                                       3,380       3,646          -7%
-------------------------------------------------------------------------------------------
  Non-interest expense                                     13,832      12,020          15%
-------------------------------------------------------------------------------------------
  Income taxes                                              2,093       1,847          13%
-------------------------------------------------------------------------------------------
  Net income                                             $  4,542    $  4,009          13%
-------------------------------------------------------------------------------------------
Per Share
  Net Income*                                            $   1.55    $   1.44           8%
-------------------------------------------------------------------------------------------
  Cash dividends*                                            0.37        0.32          16%
-------------------------------------------------------------------------------------------
  Market price at December 31*                              14.75       16.67         -12%
-------------------------------------------------------------------------------------------
  Book value at December 31*                                12.99       12.28           6%
-------------------------------------------------------------------------------------------
At Year-End
  Loans                                                  $336,959    $306,748          10%
-------------------------------------------------------------------------------------------
  Available-for-sale securities                            62,498      63,228          -1%
-------------------------------------------------------------------------------------------
  Assets                                                  432,435     402,273           8%
-------------------------------------------------------------------------------------------
  Deposits                                                376,634     350,067           8%
-------------------------------------------------------------------------------------------
  Shareholders' equity                                     37,998      35,924           6%
-------------------------------------------------------------------------------------------
Key Performance Ratios
  Return on average assets                                   1.09%       1.08%
-------------------------------------------------------------------------------------------
  Return on average shareholders' equity                    11.54%      12.04%
-------------------------------------------------------------------------------------------
  Dividend payout ratio                                     23.84%      22.61%
-------------------------------------------------------------------------------------------
  Average shareholders' equity to total average assets       9.43%       9.00%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*Per share amounts have been restated to reflect a 3 for 2 stock split during first quarter 1999.

Refer to the appendix to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 13, 2000, for a complete set of Consolidated Financial Statements.
--------------------------------------------------------------------------------

     This Annual Report to Shareholders contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in the interest rate environment, management's business strategy, national, regional and local market conditions and legislative and regulatory conditions.

     Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.


                                    [GRAPH]

                                    Assets
                                ($ in Millions)
                               1995        222,096
                               1996        257,467
                               1997        326,853
                               1998        402,273
                               1999        432,435


                                    [GRAPH]

                             Shareholders' Equity
                                ($ in Millions)
                               1995         21,348
                               1996         22,478
                               1997         24,117
                               1998         33,303
                               1999         39,348


                                    [GRAPH]

                                     Loans
                                ($ in Millions)
                               1995        143,777
                               1996        179,304
                               1997        238,449
                               1998        306,748
                               1999        336,959


                                    [GRAPH]

                                   Deposits
                                ($ in Millions)
                               1995        198,283
                               1996        231,346
                               1997        275,393
                               1998        350,067
                               1999        376,634

--------------------------------------------------------------------------------
Selected Financial Data
--------------------------------------------------------------------------------
Dollars in Thousands Except Per Share Amounts

--------------------------------------------------------------------------------------------------------------------------
                                                           1999          1998         1997          1996          1995
                                                       -------------------------------------------------------------------
Summary of Operations
  Interest income                                        $   32,302    $   29,215    $   23,783    $   18,956    $   16,407
----------------------------------------------------------------------------------------------------------------------------
  Interest expense                                           14,790        14,540        11,179         8,586         7,027
----------------------------------------------------------------------------------------------------------------------------
  Net interest income                                        17,512        14,675        12,604        10,370         9,380
----------------------------------------------------------------------------------------------------------------------------
  Provision for loan losses                                     425           445           696           980           700
----------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for loan losses        17,087        14,230        11,908         9,390         8,680
----------------------------------------------------------------------------------------------------------------------------
  Non-interest income                                         3,380         3,646         2,060         1,475         1,111
----------------------------------------------------------------------------------------------------------------------------
  Non-interest expense                                       13,832        12,020        10,413         8,118         7,404
----------------------------------------------------------------------------------------------------------------------------
  Income before taxes                                         6,635         5,856         3,555         2,747         2,387
----------------------------------------------------------------------------------------------------------------------------
  Income taxes                                                2,093         1,847         1,149           722           653
----------------------------------------------------------------------------------------------------------------------------
  Net income                                             $    4,542    $    4,009    $    2,406    $    2,025    $    1,734
----------------------------------------------------------------------------------------------------------------------------
Selected Year-End Balances
  Assets                                                 $  432,435    $  402,273    $  326,853    $  257,467    $  222,096
----------------------------------------------------------------------------------------------------------------------------
  Available-for-sale securities                              62,498        63,228        53,307        56,995        57,125
----------------------------------------------------------------------------------------------------------------------------
  Loans                                                     336,959       306,748       238,449       179,304       143,777
----------------------------------------------------------------------------------------------------------------------------
  Interest-earning assets                                   411,734       383,270       308,852       244,038       208,702
----------------------------------------------------------------------------------------------------------------------------
  Deposits                                                  376,634       350,067       275,393       231,346       198,283
----------------------------------------------------------------------------------------------------------------------------
  Interest-bearing liabilities                              339,243       315,387       258,685       197,255       166,684
----------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                                   $   37,998    $   35,924    $   24,930    $   22,911    $   22,120
----------------------------------------------------------------------------------------------------------------------------
  Shares outstanding*                                     2,926,318     2,926,500     2,553,000     2,321,225     2,321,225
----------------------------------------------------------------------------------------------------------------------------
Selected Average Balances
  Assets                                                 $  417,387    $  369,864    $  295,879    $  243,094    $  204,352
----------------------------------------------------------------------------------------------------------------------------
  Available-for-sale securities                              60,642        59,824        57,508        53,294        50,302
----------------------------------------------------------------------------------------------------------------------------
  Loans                                                     324,651       271,819       215,789       164,865       133,960
----------------------------------------------------------------------------------------------------------------------------
  Interest-earning assets                                   396,606       351,730       281,215       229,631       192,144
----------------------------------------------------------------------------------------------------------------------------
  Deposits                                                  363,692       321,371       252,998       216,052       180,914
----------------------------------------------------------------------------------------------------------------------------
  Interest-bearing liabilities                              326,164       293,631       233,901       186,101       152,690
----------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                                   $   39,348    $   33,303    $   24,117    $   22,478    $   21,348
----------------------------------------------------------------------------------------------------------------------------
  Shares outstanding*                                     2,926,318     2,780,145     2,553,000     2,553,000     2,553,000
----------------------------------------------------------------------------------------------------------------------------
Profitability Ratios
  Return on average total assets                               1.09%         1.08%         0.81%         0.83%         0.85%
----------------------------------------------------------------------------------------------------------------------------
  Return on average shareholders' equity                      11.54%        12.04%         9.98%         9.01%         8.12%
----------------------------------------------------------------------------------------------------------------------------
  Dividend payout ratio                                       23.84%        22.61%        33.18%        36.67%        38.65%
----------------------------------------------------------------------------------------------------------------------------
Liquidity and Capital Ratios (averages)
  Loans to deposit                                            89.27%        84.58%        85.29%        76.31%        74.05%
----------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity to total assets                         9.43%         9.00%         8.15%         9.25%        10.45%
----------------------------------------------------------------------------------------------------------------------------
Per share of common stock*
  Net income                                             $     1.55    $     1.44    $     0.94    $     0.79    $     0.68
----------------------------------------------------------------------------------------------------------------------------
  Cash dividends                                               0.37          0.32          0.31          0.29          0.26
----------------------------------------------------------------------------------------------------------------------------
  Book value                                                  12.99         12.28          9.77          9.87          9.53
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* Shares outstanding and per share computations have been restated to reflect a 3 for 2 stock split during first quarter 1999, the 10% stock dividend distributed during second quarter 1997 and the 15% stock dividend in fourth quarter 1995.

Refer to the appendix to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 13, 2000, for a complete set of Consolidated Financial Statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Leading Our Communities Into The Future
--------------------------------------------------------------------------------

     On August 31, 1999, Peoples Bank took an important step in the course of its history. That's the day Peoples Bancorp of North Carolina, Inc. was formed as a bank holding company for Peoples Bank and its subsidiaries, Peoples Investment Services, Inc. and Peoples Real Estate and Appraisal Services, Inc. We believe that as a result of restructuring, we will be able to provide flexibility for meeting the future financial needs of the Bank and our customers. While no specific opportunities have been identified by the Board, it is hoped that the conversion to the bank holding company

                                    [PHOTO]

pictured from left: Lance A. Sellers, Executive Vice President - Credit Administration, Mortgage Lending and Commercial Banking; Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President and Chief Financial Officer; William D. Cable, Senior Vice President - Information Services; and Clifton A. Wike, Senior Vice President - Lending

form of organization will enable us to expand or diversify into many new banking or non-banking activities, either through newly formed subsidiaries or through acquisitions.

     We fully realize however, that the reorganization will not, in and of itself, put us ahead of our competitors. Our people will do that. They represent a talented, enthusiastic, creative, and dedicated group of individuals who possess a team spirit that permeates throughout every department and branch. Most of all, they care deeply about their communities and the people they serve. Joe Beaman, Executive Vice President, says "The name of the Company could not be more appropriate, because it is, in fact, a group of people working together to help their friends and neighbors, the people of their communities, realize their hopes and dreams. That is the true definition of a community bank, and it describes us perfectly."

     Kim Boyd, Vice President of Retail Banking, speaks of the involvement of employees at every level. "Ideas for ways to better serve our customers come from tellers and managers alike. Communication among branches and management is extremely open, and we encourage everyone to offer suggestions for improvement." With dedicated employees and the new holding company in place, look forward to great things in the future from all of our branches and departments.


Newton Main Office

     It was General Douglas MacArthur who said, "Old soldiers never die". And we might add to that statement, "They continue to return to Newton for the Reunion". It is an honor for the Newton Main Office to be located in the host city for the annual Old Soldiers Reunion. Employees of the Main Office also participate in other worthy events, such as Spring NewtonFest and Relay For Life.

     The Newton Main Office typifies the role of community banking. Not just because of our involvement in local activities, but also because of our focus on helping the community grow through business and consumer lending. The branch participates in the Newton Downtown Revitalization Low Interest Loan Pool to attract the purchasing and development of businesses and buildings in the downtown area. Consumer needs are also important to us. In the consumer loan division, banking officers offer many years of experience to help people obtain the funds they need to make dreams come true. Jeanette Ringley, Branch
Manager, says, "Our staff is one that is always looking for ways to improve the level of customer service. With the increase in the local Hispanic population, many of our people

                                    [PHOTO]

pictured from left:  James O. Perry, Vice
President - Business Development Officer;
Kay F. Deal, Vice President - Branch Manager,
Conover; and Jeanette R. Ringley, Vice President -
Branch Manager, Newton Main

are self-studying to learn the language. It's that kind of extra effort that creates value and makes us an important part of this community." As far as we're concerned it's not just the old soldiers who deserve a salute, it's the entire staff of the Newton Main Office, too.


Conover

     The sign said, "Vote for Bruce Eckard." And everybody did. In 1997 he ran unopposed for his fifth term as Mayor of Conover. That says a lot for our board member. But he's not alone when it comes to community service. All members of the Conover office are directly involved in community affairs. Some of the organizations they support include Conover School, Sipes Orchard Home, March of Dimes, the Catawba County United Way, Conover Fire Department, and the Red Cross Blood Donor program.

     The Conover branch opened its doors in 1993. Since then, its growth has been impressive. A significant number of industries and consumers are moving into the area, creating a nice mix with the more established business and consumer customer base.

     Because of the attractive blend of consumer and commercial business, the Conover staff takes significant pride in cross-selling the Bank's products and services. Mary Jean Griffith, coordinator of our Senior club program, is also based in the Conover office.

Kay Deal, Branch Manager, has been associated with the Conover branch since it opened. "Our customers requested that we open this office, and they have been loyal since we answered that request. Peoples Bank is right at home in Conover."


North Newton

     Several years ago we relocated some of our operations and customer support functions to a portion of the North Newton branch. But not to the detriment of transaction based activity - this branch is a real convenience for customers from both Conover and Newton since it is located halfway between the two towns.

     Branch Manager Peggy Carpenter has been with Peoples Bank for quite a while, and is well known in both the Conover and Newton communities. Peggy and her staff are known for making the extra effort to assist their customers in finding the best solution to their financial needs. And they always seem to find time to actively involve themselves in community projects such as the Catawba County United Way and March of Dimes.


Maiden

     If you're looking for a friend on a Fall Friday night, you don't have to look far. Just show up at the Maiden High football game. That's where everybody in town is. It's the kind of place where people in big cities wish they could live. And it's home to the Maiden branch of Peoples Bank. The branch serves the residents and businesses of the Town of Maiden and the northern part of Lincoln County. Branch Manager Cindy McRee is legendary for her emphasis on customer service. In fact, her entire staff has the same reputation. So it's no wonder that small business lending, consumer lending, and both commercial and consumer deposits are significant. And when Cindy and her staff aren't at work or at the game, you'll find them delivering Meals on Wheels, or involved in Junior Achievement, the Catawba County Chamber of Commerce or any number of worthy causes. Each year, the Maiden branch engages in a Customer Appreciation Day, and the customers respond by indicating their appreciation for the people at Peoples Bank.

                                    [PHOTO]

pictured from left: Peggy W. Carpenter, Assistant Vice President - Branch Manager, North Newton; Ken R. Gibson, Vice President - Business Development Officer; and Cynthia H. McRee, Vice President - Branch Manager, Maiden

Claremont

     Whoever said "bigger is better" most certainly couldn't have been talking about banks. When we bought the deposits and real estate of the Claremont branch from another financial institution in 1995, deposits totaled $9.5 million. Today, deposits are $23.2 million, with $1.9 million being added in 1999. Obviously the community needed a good financial partner, and found one in us. And this success story isn't over yet. The area east of Conover and west of Catawba is growing rapidly, and the need for financial products is high.

     Claremont is now home to a large fiber-optics plant, joining such other industries as commercial cable, plastic processing, food processing and printing. This mix of business and industry creates the need for a broad range of banking services including consumer and


                                    [PHOTO]

pictured from left: Tommy C. McNeely, Vice President - Branch Manager, Hiddenite; Denelda S. Reese, Assistant Vice President - Branch Manager, Claremont; and John R. Duncan, Jr., Vice President - Branch Manager, Catawba


commercial loans, mortgages, credit cards, and deposit products. "We couldn't be happier with the communities'success, or with our success," said Branch Manager Denelda Reese, "and we're looking forward to continued growth."

Catawba
     Many of us will never forget that summer night in 1997, when the fire trucks rolled down Main Street toward our Catawba branch to fight a major fire. Unfortunately, our building was lost, but not the spirit of our customers and employees. Many of those customers from Catawba, Statesville and southeastern Catawba and Iredell Counties have been served by the branch for a very long time, and they continue to reward us with their loyalty.

     The original office of Peoples Bank was actually headquartered in this beautiful, historical area, so the Bank and the community are deeply tied to each other. On many occasions, a church bake sale is taking place inside the doors of the branch or on the lawn. And Catawba's "Evening of Christmas Carols" originated at the branch during the last holiday season. "Customers of our Catawba branch utilize a broad array of our products and services, and we are grateful for being their bank of choice," remarked John Duncan, Catawba Branch Manager.

Hiddenite

     People come to this area from miles around, attempting to coax precious stones from the land. A more predictable path to profit would be an investment in a savings account at the Hiddenite branch. Located in the heart of emerald country, the branch serves not only Hiddenite, but also Stony Point and Taylorsville.

According to Branch Manager Tom McNeely, perhaps the greatest tribute this facility has received is that the customers don't think of it as their branch, they think of it as their bank. Part of that sentiment is because of warm, personal service delivered by our staff. But local processing of mortgage applications, and designing deposit accounts to meet local needs are also major factors in such positive customer attitudes.

     So is community involvement. Staff members actively support the American Heart Association, Hospice of Alexander County, Habitat for Humanity, Meals on Wheels, Alexander County United Way, and more. It's a small wonder the people the office serves would say, "This branch is a real gem."


Denver

     With our office located at the intersection of Highways 150 and 16, we are literally at the crossroads of change in southeastern Catawba County. Not long ago, communities in this area, suddenly found themselves populated with new neighborhoods, new businesses, and new faces, all looking for a financial partner they could depend on. They found that partner in us. With employees who live, work, raise children and attend churches in these same communities, Peoples Bank's Denver branch has become an integral part of the area. Mortgage lending and commercial loan origination are especially strong in the Denver branch.

     "Our responsibility in the continued improvement of the lifestyle in the Denver area is a large one, "says Leslie Gilleland, Denver Branch Manager," and that doesn't end when we leave the office. You can find our staff making deliveries for Meals-On-Wheels, working with Senior Citizens groups, and even working in local political efforts for a new Community Center. That's what being a community bank is all about."

                                    [PHOTO]

pictured from left:
Mark W. Sigmon, Vice President - Business Development Officer and Area Executive; Barbara K. Farnsworth, Vice President - Branch Manager, Triangle; Daniel F.Richard, Vice President - Business Development Officer; J. Louis Fletcher, Vice President - Business Development Officer; and Leslie H. Gilleland, Assistant Vice President - Branch Manager, Denver

Triangle Crossing
Drive to the intersection of Highways 16 and 73, and you will find yourself in the heart of one of the fastest changing areas in the region. You'll also find yourself in front of our Triangle Crossing branch. Although this is a relatively new office, and until recently our only one in Lincoln County, it has been highly successful, particularly with mortgage lending and construction loans. Barbara Farnsworth, Branch Manager at Triangle Crossing, has witnessed the area's growth first-hand. "The number of new customers coming to our branch is staggering. Many of those customers work in Mecklenburg and Catawba Counties, but choose to live in this area in order to enjoy a less intensive lifestyle, or to live on the lake. And by providing convenient, friendly service and diligently working to provide the mortgage and home-building products our customers demand, Peoples Bank has been able to integrate itself nicely into the community."

Plans are underway to replace the temporary structure at Triangle Crossing with a permanent building on the same site. The new building will better serve our growing customer base and make a positive impact in this vibrant area.

Lincolnton
     Peoples Bank opened a Loan Production Office in downtown Lincolnton on March 1, 2000. Louis Fletcher joined our organization earlier this year and coordinated our entry into this market. Also, the Bank has received regulatory approval to establish a full-service branch in this area. We are excited about the potential opportunities for additional growth and look forward to expanding financial relationships with residents and businesses in Lincoln County.

Springs Road
     Our Springs Road branch opened for business in 1988 and has made a positive impact in the life of the community over the years. Branch Manager Beth LaBarbera leads an enthusiastic group of staff members who excel in meeting and exceeding the needs of our customers. The Springs Road branch is located in a residential section of northeast Hickory, and also serves the St. Stephens community. Neighborhood customers enjoy using the Springs Road branch and being greeted by name. Beth and her staff take much pride in promoting the benefits of community banking while participating in many worthwhile projects designed to reinvest in the quality of life in our area.

     We believe that the Springs Road community is stronger because of the partnership we enjoy with area residents and businesses.

                                    [PHOTO]

pictured from left: S. Randy Harrill, Business Development Officer; M. Beth LaBarbera, Assistant Vice President - Branch Manager, Springs Road; Rick D. Moser, Vice President - Business Development Officer and Interim Branch Manager, Viewmont; and David C. Brown, Vice President and Certified Financial Planner


Viewmont

     Our newest full-service branch opened in the Viewmont community in northwest Hickory in 1998. Rick Moser and his dedicated team of banking professionals have been successful in penetrating this market over the past year. Just as in other markets that we serve, Viewmont customers appreciate the personal attention they receive each time they visit. "We have been accused of spoiling our customers," Rick said, "and we are proud to plead guilty to such a charge! Our staff goes the extra mile to discover financial solutions that are tailored to individual needs."

     The Viewmont branch competes effectively with a branch of virtually every major state-wide bank and numerous community-based financial institutions. We enjoy looking for ways to exceed customers'expectations because this will enable us to expand financial relationships and create meaningful partnerships. Chances are good that our customers will tell their friends and neighbors about the quality of service they receive, which makes us extremely proud to be the newest full-service branch of Catawba County's oldest financial organization. We look forward to the opportunities which lie ahead.

Investment Services
     People have been investing with confidence in us since we opened our doors in 1912. And with that history in mind, it stands to reason that we would be a natural choice for customers looking for additional investment options that lie outside the realm of traditional, FDIC-insured savings products. For this reason, Peoples Investments Services, Inc. was formed in 1996. (Securities offered through Raymond James Financial Services, Inc., member of NASD/SIPC.)

     Our financial planners offer a variety of options for a variety of investment goals, including retirement plans, estate planning, and much more. Additional services we offer are access to stocks, bonds, mutual funds, annuities, life insurance, self-directed IRA's, long-term care insurance and company retirement plans.

     Peoples Investment Services, Inc. is a natural choice for customers because of our reputation for the kind of personal service that only a community bank like us can offer. As Manager David Brown said, "Customers already come to Peoples Bank to get solutions to their financial needs, because they are comfortable in an environment that emphasizes their individuality."

     We anticipate continued growth in this important line of business and offer the same degree of commitment and desire to help our customers meet their financial goals. It's a success story in which we are proud to participate.


Real Estate and
Appraisal Services

     As Vice President - Real Estate Administration, David Reitzel is helping our customers lay foundations for a successful future. Working in cooperation with our real estate and appraisal subsidiary, Peoples Bank remains the only financial institution in our market area that facilitates the mortgage transaction from beginning to end including application, appraisal, origination, approval and servicing. In addition to the coordination of appraisals for mortgages and loans for our customers, David coordinates our own expansion efforts, handling everything from recommending new locations to renovating existing facilities and interacting with the architects and builders. We're very confident that he and his team will help us continue to grow in the coming years because they understand the importance of providing exemplary customer service. David was recently elected as State Chairman of the North Carolina Appraisal Section, and appointed to serve on the National Advisory Panel for the Appraisal Section.

                                    [PHOTO]

pictured from left: E. Dean Lawing, Vice President - Mortgage Loan Underwriter; Nancy A. Anderson, Vice President - Mortgage Loan Originator; and Kyle
E. Sigmon, Vice President - Mortgage Loans

Mortgage Services
     Mortgage lending has played an important role in Peoples Bank's product line since entering the market several years ago. Kyle Sigmon, Dean Lawing, and their competent staff of originators, underwriters, and servicing representatives understand that the mortgage loan process should be a positive experience for our customers. Members of our mortgage department don't just wait for business to come to them. They have actively involved themselves with the Home Builders Associations and Board of Realtors in our market area.

     "We are located in the middle of one of the best places to live in the country," says Kyle Sigmon, Vice President of Mortgage Loans. "Businesses and families are moving into this area, and with them come the need for more housing
- and that's where we come in. Our department knows that every minute counts when it comes to processing a mortgage loan, and what a stressful time it can be for the homebuyer. We're here to relieve that stress, and make home buying a pleasant experience." When the mortgage loan experience is a pleasant one, other relationships follow.

Marketing & Training
     Kim Bazzle, Vice President of Marketing, brings contagious enthusiasm to her work as she coordinates the promotion of our products and services. Working behind the scenes, she leads by example as she oversees advertising campaigns and promotional material designed to explain the features and benefits of our many product options.

     In today's climate of intense competition, it is vital that our people understand the value of exceptional customer service. Customers are truly our greatest asset, so Kim invests much of her time and energy to insure that our training program is thorough and well focused.

                                    [PHOTO]

pictured from left:
Kimberly D. Bazzle, Vice President - Marketing and Training; David E. Reitzel, Vice President - Real Estate Administration and Vice President - Peoples Real Estate and Appraisal Services, Inc.; Brenda B. Beam, Vice President - Human Resources; and Kimberly L. Boyd, Vice President - Retail Banking


Human Resources
     Our Company is attracting and employing some of the best and brightest people around. "Peoples Bancorp has become a highly desirable employment destination. We offer a stability and atmosphere that's hard to find anywhere else," says Brenda Beam, Vice President of Human Resources. Brenda and her staff work closely with employees and managers of Peoples Bancorp coordinating activities associated with employment benefits. Employee and Management Incentive Plans have also been recently implemented to reward our employees as corporate goals are achieved.


Loan and Deposit Operations and Credit Administration
     To complement the efforts of our front line staff, the Credit Administration department and Loan and Deposit Operations personnel led by Steve Cloninger, Brenda Terrell, and Janice Bumgarner are charged with the responsibility to support and monitor the performance of our products. The individuals who comprise these departments realize that their customers are our employees who greet you each time you enter one of our branches. They insure that the quality of our products meets and exceeds your expectations. Members of our staff who work in credit administration have worked diligently to develop guidelines designed to support a credit culture that balances quality customer service with safety and soundness considerations. For customers who appreciate a more automated approach to banking, we offer "Peoples Touch" telephone banking. This service provides access to banking transactions 24 hours a day and is supported by representatives of Deposit Operations.

     Loan Operations personnel provide

                                    [PHOTO]

pictured from left:
Janice K. Bumgarner, Assistant Vice President - Deposit Operations Supervisor; Steven F. Cloninger, Vice President-Credit Administration; and Brenda L. Terrell, Vice President - Operations Manager that extra measure of support to our loan officers and insure that inquiries receive accurate and prompt attention. The spirit of teamwork and cooperation translates into satisfied customers. During non-banking hours, you will find many of these dedicated employees playing basketball for a March of Dimes fund-raiser, or walking for Relay for Life - a team event to fight cancer.

Bank Card Department
   With convenience an ever-increasing priority among our customers, the Bank Card Department helps to ensure that those customers have easy access to their accounts - anywhere, any time, via ATM, Debit, or Credit Card. Department Manager Mary Edmonds and her staff are constantly looking for new ways to make things even more convenient for the people they serve. In the past few years they've done such things as combining ATM and Debit Card applications into a single form, adding fraud protection to credit cards, and implementing cross-training, all with an eye toward making things easier for our customers.

Risk Management and Finance
     The Risk Management and Finance Departments provide a valuable support role for the entire Company. The Risk Management Department is responsible for internal audit, which is an independent evaluation of the effectiveness and efficiency of the systems of control within the Bank. Mike Hamra and his staff also monitor the Bank's compliance with Federal and State regulations and other laws related to the financial industry.

     The Finance Department played a vital role in the formation of our bank holding company. George Earp and his team are responsible for completing a variety of reports to regulatory agencies as well as preparing reports for the Board of Directors and management. Also falling under the accountability of the Finance Department is budget preparation and monitoring, accounts payable, purchasing, and various other accounting related activities.

                                   [PHOTO]

pictured from left:
Tamara H. Pope, Director - Business Systems; R. Reid Prater, Mail Center Manager; Mary E. Edmonds, Assistant Vice President - Bank Card Manager; and V. Dean Norman, Vice President - Network Systems

Technical Support
     A customer puts a card in an ATM, and expects to withdraw money. A Peoples Bank teller clicks on a computer program, expecting it to appear on the screen. A branch manager picks up the phone, and expects to hear a dial tone. Information Systems and Network Systems, under the leadership of Tammy Pope and Dean Norman are responsible for making all these things happen.

     The coordination of daily processing of debits and credits requires organizational skills which Tammy Pope provides. She also assists the Bank in the selection of operating software and hardware expenditures along with the implementation of new releases. Dean Norman spearheads the selection and implementation of hardware and software relating to voice and data communications throughout the Bank's branches and departments.

     The Bank's courier system is also an integral part of support services. Reid Prater, Manager of the Mail Center and Courier Services, said, "Our couriers deliver to eleven branches and seven departments several times daily. In order to maintain this schedule, our department works together as a team moving documents through our continuously growing organization."

Summary
     With the formation of Peoples Bancorp of North Carolina, Inc. and the potential opportunities of growth it supports, we are pleased at the prospects for the coming year and the years to come. However, it is not the creation of a bank holding company alone that will make us more successful. Rather, employees of Peoples Bancorp, representing a capable and dedicated group of people working toward a common goal, will transport our Company into the new century, allowing us to meet and exceed the expectations of customers and shareholders.

--------------------------------------------------------------------------------
Independent Auditors' Report
--------------------------------------------------------------------------------

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
Peoples Bancorp of North Carolina,Inc.
Newton, North Carolina:

     We have audited the consolidated balance sheets of Peoples Bancorp of North Carolina,Inc. as of December 31,1999 and 1998, and the related consolidated statements of earnings,changes in shareholders'equity,comprehensive income and cash flows for the years then ended. Such consolidated financial statements and our report thereon dated January 14,2000, expressing an unqualified opinion (which are not included herein) are included in the proxy statement for the 2000 annual meeting of shareholders. The accompanying condensed consolidated balance sheets and consolidated statements of earnings are the responsibility of the Company's management. Our responsibility is to express an opinion on such consolidated balance sheets and consolidated statements of earnings in relation to the complete consolidated financial statements.

     In our opinion, the information set forth in the accompanying condensed consolidated balance sheets as of December 31,1999 and 1998 and the related consolidated statements of earnings for the years then ended is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.

/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
January 14,2000

--------------------------------------------------------------------------------
Consolidated Balance Sheets
--------------------------------------------------------------------------------
December 31,1999 and 1998

---------------------------------------------------------------------------------------------------------
                                                                            1999                1998
                                                                      -----------------------------------
Assets
Cash and due from banks, including reserve requirements
 of $4,009,000 and $3,907,000                                          $14,067,311         11,844,077
---------------------------------------------------------------------------------------------------------
Federal funds sold                                                       2,930,000          5,910,000
---------------------------------------------------------------------------------------------------------
  Cash and cash equivalents                                             16,997,311         17,754,077
---------------------------------------------------------------------------------------------------------
Investment securities available for sale                                62,498,359         63,227,690
---------------------------------------------------------------------------------------------------------
Other investments                                                        1,345,100          1,495,300
---------------------------------------------------------------------------------------------------------
Mortgage loans held for sale                                             1,685,472          9,259,817
---------------------------------------------------------------------------------------------------------
Loans,net                                                              335,273,577        297,488,443
---------------------------------------------------------------------------------------------------------
Premises and equipment,net                                               9,342,582          7,806,827
---------------------------------------------------------------------------------------------------------
Accrued interest receivable and other assets                             5,292,453          5,240,878
---------------------------------------------------------------------------------------------------------
  Total assets                                                        $432,434,854        402,273,032
---------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
---------------------------------------------------------------------------------------------------------
Deposits:
 Demand                                                                $53,506,430         48,474,480
---------------------------------------------------------------------------------------------------------
 Interest-bearing demand                                                31,752,477         31,034,112
---------------------------------------------------------------------------------------------------------
 Savings                                                                77,556,576         78,686,479
---------------------------------------------------------------------------------------------------------
 Time,$100,000 or more                                                  89,306,653         75,099,131
---------------------------------------------------------------------------------------------------------
 Other time                                                            124,512,233        116,773,176
---------------------------------------------------------------------------------------------------------
  Total deposits                                                       376,634,369        350,067,378
---------------------------------------------------------------------------------------------------------
Demand notes payable to U.S.Treasury                                     1,600,000            139,235
---------------------------------------------------------------------------------------------------------
FHLB borrowings                                                         14,500,000         13,642,857
---------------------------------------------------------------------------------------------------------
Accrued interest payable and other liabilities                           1,702,006          2,499,427
---------------------------------------------------------------------------------------------------------
  Total liabilities                                                    394,436,375        366,348,897
---------------------------------------------------------------------------------------------------------
Commitments

Shareholders' equity:
 Preferred stock, no par value;authorized 5,000,000 shares;
  no shares issued and outstanding                                              --                 --
---------------------------------------------------------------------------------------------------------
 Common stock, no par value;authorized 20,000,000 shares;
  issued and outstanding 2,926,318 in 1999 and 2,926,500 in 1998        31,729,462         31,730,372
---------------------------------------------------------------------------------------------------------
 Retained earnings                                                       7,189,417          3,735,171
---------------------------------------------------------------------------------------------------------
 Accumulated other comprehensive income                                   (920,400)           458,592
---------------------------------------------------------------------------------------------------------
  Total shareholders' equity                                            37,998,479         35,924,135
---------------------------------------------------------------------------------------------------------
  Total liabilities and shareholders' equity                          $432,434,854        402,273,032
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Refer to the appendix to the Peoples Bancorp of North Carolina,Inc. Proxy Statement, dated April 13, 2000, for a complete set of Consolidated Financial Statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Consolidated Statements of Earnings
--------------------------------------------------------------------------------
For the Years Ended December 31,1999 and 1998

--------------------------------------------------------------------------------
                                                    1999                1998
--------------------------------------------------------------------------------
Interest income:
 Interest and fees on loans                      $28,375,391          24,885,434
--------------------------------------------------------------------------------
 Interest on federal funds sold                      338,941             323,149
--------------------------------------------------------------------------------
 Interest on investment securities:
--------------------------------------------------------------------------------
  U.S.Treasuries                                      50,221              85,079
--------------------------------------------------------------------------------
  U.S.Government agencies                          2,297,645           2,236,446
--------------------------------------------------------------------------------
  State and political subdivisions                   973,744             881,058
--------------------------------------------------------------------------------
  Other                                              266,097             803,939
--------------------------------------------------------------------------------
   Total interest income                          32,302,039          29,215,105
--------------------------------------------------------------------------------
Interest expense:
 Interest-bearing demand deposits                    430,253             547,343
--------------------------------------------------------------------------------
 Savings deposits                                  2,925,123           2,472,910
--------------------------------------------------------------------------------
 Time deposits                                    10,653,642          10,596,180
--------------------------------------------------------------------------------
 FHLB borrowings                                     735,752             874,896
--------------------------------------------------------------------------------
 Other                                                45,501              48,639
--------------------------------------------------------------------------------
  Total interest expense                          14,790,271          14,539,968
--------------------------------------------------------------------------------
  Net interest income                             17,511,768          14,675,137
--------------------------------------------------------------------------------
Provision for loan losses                            425,000             445,000
--------------------------------------------------------------------------------
 Net interest income after
  provision for loan losses                       17,086,768          14,230,137
--------------------------------------------------------------------------------
Other income:
 Service charges                                   1,326,810           1,186,600
--------------------------------------------------------------------------------
 Other service charges and fees                      298,454             281,542
--------------------------------------------------------------------------------
 Gain (loss) on sale of securities                   (34,824)            168,448
--------------------------------------------------------------------------------
 Mortgage banking income                             740,031           1,049,402
--------------------------------------------------------------------------------
 Insurance and brokerage commissions                 129,786             152,630
--------------------------------------------------------------------------------
 Miscellaneous                                       919,804             807,331
--------------------------------------------------------------------------------
  Total other income                               3,380,061           3,645,953
--------------------------------------------------------------------------------
Other expenses:
 Salaries and employee benefits                    7,737,404           6,353,745
--------------------------------------------------------------------------------
 Occupancy                                         2,230,448           1,955,803
--------------------------------------------------------------------------------
 Other operating                                   3,863,652           3,710,861
--------------------------------------------------------------------------------
  Total other expenses                            13,831,504          12,020,409
--------------------------------------------------------------------------------
  Earnings before income taxes                     6,635,325           5,855,681
--------------------------------------------------------------------------------
Income tax expense                                 2,093,380           1,846,483
--------------------------------------------------------------------------------
  Net earnings                                    $4,541,945           4,009,198
================================================================================
Basic and diluted earnings per share                   $1.55                1.44
================================================================================
Refer to the appendix to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 13, 2000, for a complete set of Consolidated Financial Statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Peoples Bancorp Board of Directors and Officers
--------------------------------------------------------------------------------

Peoples Bancorp Board of Directors

Robert C. Abernethy - Chairman
--------------------------------------------------------------------------------
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc. (glove manufacturer)

James S. Abernethy
--------------------------------------------------------------------------------
President and Assistant Secretary, Midstate Contractors, Inc. (paving company)

Bruce R. Eckard
--------------------------------------------------------------------------------
President, Eckard Vending Company, Inc. (vending machine servicer)

John H. Elmore, Jr.
--------------------------------------------------------------------------------
Chairman of the Board, Chief Executive Officer and Treasurer, Elmore Construction Co. ,Inc.

B. E. Matthews
--------------------------------------------------------------------------------
President and Director, Matthews Construction Company of Conover, Inc.

Charles F. Murray
--------------------------------------------------------------------------------
President, Murray's Hatchery, Inc.

Larry E. Robinson
--------------------------------------------------------------------------------
President and Chief Executive Officer, Blue Ridge Distributing Co., Inc. (beer and wine distributor) & President and Chief Executive Officer, Associated Brands,Inc. (beer and wine distributor)

Fred L. Sherrill, Jr.
--------------------------------------------------------------------------------
President and Chief Executive Officer, Conover Chair Company, Inc.

Dan Ray Timmerman, Sr.
--------------------------------------------------------------------------------
President, Timmerman Manufacturing, Inc. (wrought iron furniture manufacturer)

Benjamin I. Zachary
--------------------------------------------------------------------------------
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company


Peoples Bancorp Officers

Tony W. Wolfe
--------------------------------------------------------------------------------
President and Chief Executive Officer

Joseph F. Beaman, Jr.
--------------------------------------------------------------------------------
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

George S. Earp
--------------------------------------------------------------------------------
Vice President and Assistant Treasurer

N. Michael Hamra
--------------------------------------------------------------------------------
Vice President - Risk Management Services and Assistant Corporate Secretary

Krissy O. Price
--------------------------------------------------------------------------------
Assistant Vice President and Assistant Corporate Secretary

[PHOTO]
pictured from left: John H. Elmore, Jr., Robert C. Abernethy, and
Bruce R. Eckard

[PHOTO]
pictured from left:
Charles F. Murray, Fred L. Sherrill, Jr., and Benjamin I. Zachary

[PHOTO]
pictured clockwise from left: Dan Ray Timmerman, Sr., Larry E. Robinson, James
S. Abernethy, and B. E. Matthews

--------------------------------------------------------------------------------
Peoples Bank Board of Directors and Officers
--------------------------------------------------------------------------------

Peoples Bank Board of Directors

Robert C. Abernethy - Chairman
--------------------------------------------------------------------------------
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc. (glove manufacturer)

James S. Abernethy
--------------------------------------------------------------------------------
President and Assistant Secretary,
Midstate Contractors, Inc. (paving company)

Bruce R. Eckard
--------------------------------------------------------------------------------
President, Eckard Vending Company, Inc. (vending machine servicer)

John H. Elmore, Jr.
--------------------------------------------------------------------------------
Chairman of the Board, Chief Executive Officer and Treasurer, Elmore Construction Co., Inc.

B. E. Matthews
--------------------------------------------------------------------------------
President and Director, Matthews Construction Company of Conover, Inc.

Charles F. Murray
--------------------------------------------------------------------------------
President, Murray's Hatchery, Inc.

Larry E. Robinson
--------------------------------------------------------------------------------
President and Chief Executive Officer, Blue Ridge Distributing Co., Inc. (beer and wine distributor) & President and Chief Executive Officer, Associated Brands, Inc. (beer and wine distributor)

Fred L. Sherrill, Jr.
--------------------------------------------------------------------------------
President and Chief Executive Officer, Conover Chair
Co., Inc.

Dan Ray Timmerman, Sr.
--------------------------------------------------------------------------------
President, Timmerman Manufacturing, Inc. (wrought iron furniture manufacturer)

Benjamin I. Zachary
--------------------------------------------------------------------------------
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company

Peoples Bank Officers

Tony W. Wolfe*
--------------------------------------------------------------------------------
President and Chief Executive Officer

Joseph F. Beaman, Jr.*
--------------------------------------------------------------------------------
Executive Vice President, Chief Financial Officer, and Corporate Secretary

Lance A. Sellers*
--------------------------------------------------------------------------------
Executive Vice President - Credit Administration,
Mortgage Lending and Commercial Banking

Clifton A. Wike*
--------------------------------------------------------------------------------
Senior Vice President - Lending

William D. Cable*
--------------------------------------------------------------------------------
Senior Vice President - Information Services

Kimberly D. Bazzle
--------------------------------------------------------------------------------
Vice President - Marketing and Training

Brenda B. Beam
--------------------------------------------------------------------------------
Vice President - Human Resources

Kimberly L. Boyd
--------------------------------------------------------------------------------
Vice President - Retail Banking

David E. Reitzel
--------------------------------------------------------------------------------
Vice President - Real Estate Administration

Nancy A. Anderson
--------------------------------------------------------------------------------
Vice President - Mortgage Loan Originator

David C. Brown
--------------------------------------------------------------------------------
Vice President and Certified Financial Planner

Steven F. Cloninger
--------------------------------------------------------------------------------
Vice President - Credit Administration

Kay F. Deal
--------------------------------------------------------------------------------
Vice President - Branch Manager, Conover

Duncan B. Dickinson
--------------------------------------------------------------------------------
Vice President - Peoples Investment Services, Inc.

John R. Duncan, Jr.
--------------------------------------------------------------------------------
Vice President - Branch Manager, Catawba

George S. Earp
--------------------------------------------------------------------------------
Vice President - Finance

Barbara K. Farnsworth
--------------------------------------------------------------------------------
Vice President - Branch Manager,
Triangle Crossing

J. Louis Fletcher
--------------------------------------------------------------------------------
Vice President - Business Development Officer

Ken R. Gibson
--------------------------------------------------------------------------------
Vice President - Business Development Officer

N. Michael Hamra
--------------------------------------------------------------------------------
Vice President - Risk Management

E. Dean Lawing
--------------------------------------------------------------------------------
Vice President - Mortgage Loan Underwriter

Tommy C. McNeely
--------------------------------------------------------------------------------
Vice President - Branch Manager, Hiddenite

Cynthia H. McRee
--------------------------------------------------------------------------------
Vice President - Branch Manager, Maiden

Rick D. Moser
--------------------------------------------------------------------------------
Vice President - Business Development Officer &
Interim Branch Manager, Viewmont

V. Dean Norman
--------------------------------------------------------------------------------
Vice President - Network Systems

James O. Perry
--------------------------------------------------------------------------------
Vice President - Business Development Officer

Daniel F. Richard
--------------------------------------------------------------------------------
Vice President - Business Development Officer

Jeanette R. Ringley
--------------------------------------------------------------------------------
Vice President - Branch Manager, Newton Main

Kyle E. Sigmon
--------------------------------------------------------------------------------
Vice President - Mortgage Loans

Mark W. Sigmon
--------------------------------------------------------------------------------
Vice President - Business Development Officer & Area Executive

Brenda L. Terrell
--------------------------------------------------------------------------------
Vice President - Operations Manager

*    Designates an executive officer of the Bank

--------------------------------------------------------------------------------
Peoples Bank Subsidiaries' Board of Directors and Officers
--------------------------------------------------------------------------------

Peoples Real Estate and Appraisal Services, Inc.
Board of Directors

Robert C. Abernethy
--------------------------------
Dan Ray Timmerman, Sr.
--------------------------------
Tony W. Wolfe
--------------------------------


Peoples Real Estate and Appraisal Services, Inc.
Officers

Tony W. Wolfe
--------------------------------
President

David E. Reitzel
--------------------------------
Vice President

Joseph F. Beaman, Jr.
--------------------------------
Treasurer

Clifton A. Wike
--------------------------------
Secretary

Kyle E. Sigmon
--------------------------------
Assistant Secretary



Peoples Investment Services, Inc.
Board of Directors

Robert C. Abernethy
--------------------------------

Bruce R. Eckard
--------------------------------

Larry E. Robinson
--------------------------------

Tony W. Wolfe
--------------------------------

David C. Brown
--------------------------------



Peoples Investment Services, Inc.
Officers

Tony W. Wolfe
--------------------------------
President

Duncan B. Dickinson
--------------------------------
Vice President

Joseph F. Beaman, Jr.
--------------------------------
Secretary and Treasurer

David C. Brown
--------------------------------
Assistant Secretary

                            [LOGO OF PEOPLES BANK]
                                       MEMBER FDIC

Catawba*
-------------------------
106 North Main Street
Catawba,NC 28609
828/241-3123

Claremont*
-------------------------
3261 East Main Street
Claremont,NC 28610
828/459-7152

Conover*
-------------------------
213 1st Street West
Conover,NC 28613
828/464-5620

Denver*
-------------------------
6125 Hwy 16 South
Denver,NC 28037
704/483-3050

Hickory-Springs Road*
-------------------------
3310 Springs Road NE
Hickory,NC 28601
828/256-9229

Hickory-Viewmont*
-------------------------
1333 2nd Street NE
Hickory,NC 28601
828/345-6262

Hiddenite*
-------------------------
5153 NC Hwy 90 E
Hiddenite,NC 28636
704/585-6631
828/632-0118

Lincolnton
-------------------------
Loan Production Office
228 East Main Street
Lincolnton,NC 28092
704/732-0097

Maiden*
-------------------------
200 Island Ford Road
Maiden,NC 28650
828/428-9874

Newton*
-------------------------
Corporate Headquarters
218 South Main Avenue
PO Box 467
Newton,NC 28658
828/464-5620

North Newton
-------------------------
2619 North Main Avenue
Newton,NC 28658
828/464-5620

Triangle Crossing*
-------------------------
142 South Hwy 16
Denver,NC 28037
704/483-7727
704/827-2370

*    24 Hour Automated Teller Machine Available
----------------------------------------------------------

Off-Site Peoples Bank Automated Teller Machine Locations
----------------------------------------------------------
The General Store of Denver,Inc.
6360 East NC Hwy.150 . Sherrills Ford,NC 28673

Catawba Valley Boulevard
2052 Catawba Valley Boulevard,SE . Hickory,NC 28602

[LOGO]